UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2007

Exact Name of Registrant as Specified
in its Charter, State of
Commission	Incorporation, Address of Principal	IRS Employer
File Number	Executive Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On January 17, 2007, the Organization and Compensation Committee of DTE Energy Company (“Company”) Board of Directors approved 2007 performance measures and targets for Mr. Robert Buckler, Group President and a named executive officer of the Company under the Company’s Annual Incentive Plan (“AIP”) and the DTE Energy Company 2006 Long Term Incentive Plan (“LTIP”).
Annual Incentive Plan
Mr. Buckler is eligible to receive cash awards under the Company’s AIP. For 2007, the AIP has eleven annual measures for Mr Buckler weighted as follows in determining the total annual incentive award: enterprise earnings per share (7.5%), enterprise cash flow (7.5%), electric utility earnings per share (15%), electric utility cash flow (10%), electric utility performance excellence process (15%), implementation of electric utility enterprise business systems software (10%), utility customer satisfaction (7.5%), electric utility safety (7.5%), electric utility woman and minority diversity targets (7.5%), number of complaints to Michigan Public Service Commission (7.5%) and Random Outage Rate (5%). The Company must attain minimum threshold levels for a given performance measure before any compensation becomes payable on account of the measure. Based on external market comparisons, each officer position is assigned a target award expressed as a percentage of base salary. Award amounts are determined as follows: (i) performance for each measure is combined for an overall corporate performance factor that ranges from 0% to 175% of target; (ii) this weighted average factor is multiplied by each officer’s target award to arrive at an initial calculation; and (iii) the initial calculation is adjusted based on individual performance modifier that may range from 0% to 150%.
Long-Term Incentive Plan
The LTIP, which was approved by our shareholders, rewards long-term growth and profitability by providing a vehicle through which officers, other key employees and outside directors may receive stock-based compensation. Stock-based compensation directly links individual performance with shareholder interests. The level of awards are determined by reference to executive level, responsibility, retention issues, market competitiveness and contributions to the overall success of the Company. Mr. Buckler is eligible for an award equal to 140% of his base salary which is delivered in the form of restricted stock, options and performance shares.
Performance shares: Performance shares entitle the executive to receive a specified number of shares, or a cash payment equal to the fair market value of the shares, or a combination thereof, depending on the level of achievement of performance measures. The performance measurement period for the 2007 award is January 1, 2007 through December 31, 2009. For Mr. Buckler, payments earned under the 2007 award can range from 0% to 200% of target, based upon achievement of three corporate performance measures weighted as follows: (i) balance sheet health (15%), (ii) total shareholder return vs. shareholder return of the companies currently in the Standard & Poor’s Utility Index (70%), and (iii) employee engagement (15%).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 23, 2007

DTE ENERGY COMPANY (Registrant)
/s/ Larry E. Steward
Larry E. Steward
Vice President